SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2003

Chart Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11442	34-1712937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Landerbrook Drive, Suite 150, Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former Name or Former Address, if Changed Since Last Report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated July 11, 2003.

Item 9.	Regulation FD Disclosure.

On July 11, 2003, Chart Industries, Inc. issued a press release announcing that it has made significant progress in its restructuring in the first few days since its Chapter 11 filing, including receiving interim Court approval of a debtor-in-possession (DIP) credit facility and use of cash collateral balances to fund its operations during the bankruptcy. The Company also received approval of a number of “first day motions” from the U.S. Bankruptcy Court for the District of Delaware. The Court has scheduled the hearing on confirmation of the Company’s pre-packaged plan for September 3, 2003. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

Date: July 11, 2003	By:	/s/ MICHAEL F. BIEHL

Michael F. Biehl Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press Release, dated July 11, 2003

E-1